Exhibit 4.5

THIRD SUPPLEMENTAL INDENTURE

DATED AS OF AUGUST 2, 2013

to

INDENTURE

dated as of August 20, 2012

among

TRONOX FINANCE LLC,

as Issuer

TRONOX LIMITED

as Parent

THE GUARANTORS NAMED THEREIN

as Guarantors

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

THIS THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 2, 2013, is by and among Tronox Limited, a public limited company organized under the laws of Western Australia, Australia (the “Parent”), Tronox Finance LLC, a Delaware limited liability company (the “Issuer”), the Parent, the Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer, the Parent and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 20, 2012, providing for the issuance of 6.375% Senior Notes due 2020 (the “Notes”);

WHEREAS, the Issuer, the Parent and the Guarantors have heretofore executed and delivered to the Trustee a First Supplemental Indenture to the Indenture (the “First Supplemental Indenture”), dated as of August 29, 2012 and a Second Supplemental Indenture to the Indenture (the “Second Supplemental Indenture”), dated as of May 7, 2013;

WHEREAS, pursuant to Sections 9.01(4) and 9.06 of the Indenture, the Issuer, the Parent, the Guarantors and the Trustee are authorized to (i) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially, in the good faith determination of the Board of Directors of the Parent, adversely affect the legal rights under this Indenture, the Note Guarantees or the Notes of any such Holder and (ii) execute and deliver this Supplemental Indenture, without the consent of Holders;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Parent, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AMENDMENT TO SECTION 10.05(g) OF THE INDENTURE. The Indenture is hereby amended by deleting Section 10.05(g) in its entirety and replacing it with the following:

(g) in the case of any Guarantor (other than the Parent) which is also a guarantor under the ABL Facility and the Senior Secured Term Loan Facility, upon the release of such guarantee under such Credit Facilities (which release under such Credit Facilities may be conditioned upon the concurrent release of the Note Guarantee hereunder)

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder, partner or member of the Issuer, the Parent or any Guarantor, as such, will have any liability for any obligations of the Issuer, the Parent or the Guarantors under the Notes, the Indenture, this Supplemental Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or there creation. Each Holder of Notes accepting a Note waivers and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

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4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

6. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantors, the Parent, the Guarantors and the Issuer.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

TRONOX FINANCE LLC

By:	/s/ Michael J. Foster
	Name:	Michael J. Foster
	Title:	Manager

Signature Page to Third Supplemental Indenture

U.S. GUARANTORS:

TRONOX INCORPORATED TRONOX LLC

By:	/s/ Michael J. Foster
Name:	Michael J. Foster
Title:	Vice President

TRONOX US HOLDINGS INC.

By:	/s/ Michael J. Foster
Name:	Michael J. Foster
Title:	President

Signature Page to Third Supplemental Indenture

TRONOX PIGMENTS LLC

By:	/s/ Michael J. Foster
Name:	Michael J. Foster
Title:	Vice President

Signature Page to Third Supplemental Indenture

AUSTRALIAN GUARANTORS:

SIGNED, SEALED AND DELIVERED	)
by	)
Michael J. Foster	)
as attorney for	)
TRONOX AUSTRALIA HOLDINGS PTY LIMITED	) )
TRONOX AUSTRALIA PIGMENTS HOLDINGS PTY LIMITED	) )
TRONOX GLOBAL HOLDINGS PTY LIMITED	) )
TRONOX LIMITED	)
TRONOX PIGMENTS AUSTRALIA HOLDINGS PTY LIMITED	)
TRONOX PIGMENTS AUSTRALIA PTY LIMITED
TRONOX PIGMENTS WESTERN AUSTRALIA PTY LIMITED
TRONOX SANDS HOLDINGS PTY LIMITED
under power of attorney dated

in the presence of:

Signature of witness

/s/ Michael J. Foster
Name of witness (block letters)	By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney

Signature Page to Third Supplemental Indenture

SIGNED, SEALED AND DELIVERED	)
by	)
Michael J. Foster	)
as attorney for	)
TRONOX WESTERN AUSTRALIA PTY LTD under power of attorney dated	)
)
)
in the presence of:	)
)
)
	)	/s/ Michael J. Foster
Signature of witness	)	By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney
)
)
Name of witness (block letters)

Signature Page to Third Supplemental Indenture

SIGNED, SEALED AND DELIVERED	)
by	)
Michael J. Foster	)
as attorney for	)
TRONOX WORLDWIDE PTY LIMITED (F/K/A TRONOX WORLDWIDE LLC))
)
)
under power of attorney dated	)
)
in the presence of:	)
	)	/s/ Michael J. Foster
	)	By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney
)
Signature of witness	)

Name of witness (block letters)

Signature Page to Third Supplemental Indenture

SIGNED, SEALED AND DELIVERED	)
by	)
Michael J. Foster	)
as attorney for	)
)
TRONOX HOLDINGS (AUSTRALIA) PTY LIMITED	)
)
TRONOX INVESTMENTS (AUSTRALIA) PTY LTD	)
)
TRONOX AUSTRALIA SANDS PTY LTD	)
TICOR RESOURCES PTY LTD	)
TICOR FINANCE (A.C.T.) PTY LTD	)
TIO2 CORPORATION PTY LTD	)
YALGOO MINERALS PTY. LTD.	)
TIFIC PTY. LTD.	)
SYNTHETIC RUTILE HOLDINGS PTY LTD	) )
SENBAR HOLDINGS PTY LTD	)
PIGMENT HOLDINGS PTY LTD	)
TRONOX MINERAL SALES PTY LTD	)
TRONOX MANAGEMENT PTY LTD	)
under power of attorney dated	)
)
in the presence of:	)
)
)
	)	/s/ Michael J. Foster
Signature of witness	)	By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney
)
)
Name of witness (block letters)

Signature Page to Third Supplemental Indenture

U.K. GUARANTORS:

TRONOX INTERNATIONAL FINANCE LLP

By:	/s/ Michael J. Foster
Name:	Michael J. Foster
Title:	Authorized Representative

Signature Page to Third Supplemental Indenture

BAHAMAS GUARANTORS:

TRONOX PIGMENTS LTD

By:	/s/ Michael J. Foster
Name:	Michael J. Foster
Title:	Vice President

Signature Page to Third Supplemental Indenture

THE NETHERLANDS GUARANTORS:

TRONOX WORLDWIDE PTY LIMITED, ACTING AS MANAGING PARTNER OF TRONOX HOLDINGS EUROPE C.V.

By:	/s/ Michael J. Foster
Name:	Michael J. Foster
Title:	Director

TRONOX HOLDINGS COÖPERATIEF U.A.

By:	/s/ Michael J. Foster
Name:	Michael J. Foster
Title:	Director A

By:	/s/ Arie Jan Duvekot
Name:	Arie Jan Duvekot
Title:	Director B

Signature Page to Third Supplemental Indenture

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jane Y. Schweiger
Name:	Jane Y. Schweiger
Title:	Vice President

Signature Page to Third Supplemental Indenture